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Exhibit 99.1
AXT, Inc. Third Quarter 2022 Results
October 27, 2022
Page 1 of 7

AXT, Inc. Announces Third Quarter 2022 Financial Results

Gross Margin Continues to Expand

FREMONT, Calif., October 27, 2022 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor substrates, today reported financial results for the third quarter, ended September 30, 2022.

Management Qualitative Comments

“Although revenue decreased quarter over quarter, EPS remains solid. We have confidence in the fundamental market trends that drive our revenue, customer, and application adoption.” said Morris Young, chief executive officer. “Our Q3 results demonstrate several key factors: First, indium phosphide applications are expanding and indium phosphide is becoming an increasingly strategic material across the landscape of technology. Despite the overall setback, our indium phosphide revenue grew 12 percent over Q2, setting a new high for quarterly revenue, and grew 48 percent over the same period in 2021. Second, AXT has made meaningful progress in driving our gross margin performance making the revenue more profitable and contributing to EPS strength. And third, with the strong ramp of our new consumer applications, we continue to demonstrate our success in supporting the requirements of some of the most discerning Tier-1 companies in the world today. These factors illustrate how we have evolved as a company and demonstrate our readiness for continued growth and market leadership.”

Third Quarter 2022 Results

In order to provide better clarity on its operational and financial results, AXT began reporting its financial results on both a GAAP and non-GAAP basis in the third quarter of 2021. Non-GAAP results exclude stock-based compensation. Investors can find GAAP to non-GAAP reconciliation tables in the financial statements in this earnings release.

●	Revenue for the third quarter of 2022 was $35.2 million, compared with $39.5 million for the second quarter of 2022 and $34.6 million for the third quarter of 2021.

●	GAAP gross margin was 42.0 percent of revenue for the third quarter of 2022, compared with 39.1 percent of revenue for the second quarter of 2022 and 33.3 percent for the third quarter of 2021.

●	Non-GAAP gross margin was 42.2 percent of revenue for the third quarter of 2022, compared with 39.4 percent of revenue for the second quarter of 2022 and 33.8 percent for the third quarter of 2021.

AXT, Inc. Third Quarter 2022 Results
October 27, 2022

●	GAAP operating expenses were $10.2 million for the third quarter of 2022, compared with $10.1 million for the second quarter of 2022 and $9.1 million for the third quarter of 2021.

●	Non-GAAP operating expenses were $9.2 million for the third quarter of 2022, compared with $9.1 million for the second quarter of 2022 and $7.7 million for the third quarter of 2021.

●	GAAP operating profit for the third quarter of 2022 was $4.6 million, compared with $5.3 million for the second quarter of 2022 and $2.4 million for the third quarter of 2021.

●	Non-GAAP operating profit for the third quarter of 2022 was $5.6 million, compared with $6.4 million for the second quarter of 2022 and $4.0 million for the third quarter of 2021.

●	Non-operating income and expense, taxes and minority interest for the third quarter of 2022 was a gain of $1.2 million, compared with a gain of $0.3 million in the second quarter of 2022 and a gain of $1.4 million for the third quarter of 2021.

●	GAAP net income, after minority interests, for the third quarter of 2022 was $5.8 million, or $0.13 per share, compared with net income of $5.5 million or $0.13 per share for the second quarter of 2022 and net income of $3.8 million or $0.09 per share for the third quarter of 2021.

●	Non-GAAP net income for the third quarter of 2022 was $6.8 million, or $0.16 per share, compared with net income of $6.7 million or $0.16 per share for the second quarter of 2022 and net income of $5.4 million or $0.13 per share for the third quarter of 2021.

STAR Market Listing Update

On January 10, 2022, AXT announced that Beijing Tongmei Xtal Technology Co., Ltd. (“Tongmei”), its subsidiary in Beijing, China, submitted to the Shanghai Stock Exchange (the “SSE”) its application to list its shares in an initial public offering (the “IPO”) on the SSE’s Sci-Tech innovAtion boaRd (the “STAR Market”) and the application was accepted for review. Subsequently, Tongmei responded to several rounds of questions received from the SSE. On July 12, 2022, the SSE approved the listing of Tongmei’s shares in an IPO on the STAR Market. On August 1, 2022, the China Securities Regulatory Commission (the “CSRC”) accepted for review Tongmei’s IPO application. The STAR Market IPO remains subject to review and approval by the CSRC and other authorities. The process of going public on the STAR Market includes several periods of review and, therefore, is a lengthy process. Subject to review and approval by the CSRC and other authorities, Tongmei hopes to accomplish this goal as early as Q4 2022. AXT has posted a brief summary of the plan and the process on its website at http://www.axt.com.

Conference Call

The company will host a conference call to discuss these results on October 27, 2022 at 1:30 p.m. PT. To access the call by phone, please go to this link to register and you will be provided with

AXT, Inc. Third Quarter 2022 Results
October 27, 2022

dial in details: https://register.vevent.com/register/BIdbf7aee0a4da485ab0623751b90236cf. A webcast link for the call will also be available on the investor relations page at www.axt.com. Additional investor information can be accessed at http://www.axt.com or by calling the company’s Investor Relations Department at (510) 438-4700.

About AXT, Inc.

AXT is a material science company that develops and manufactures high-performance compound and single element semiconductor substrate wafers comprising indium phosphide (InP), gallium arsenide (GaAs) and germanium (Ge). The company’s substrate wafers are used when a typical silicon substrate wafer cannot meet the performance requirements of a semiconductor or optoelectronic device. End markets include 5G infrastructure, data center connectivity (silicon photonics), passive optical networks, LED lighting, lasers, sensors, power amplifiers for wireless devices and satellite solar cells. AXT’s worldwide headquarters are in Fremont, California where the company maintains sales, administration and customer service functions. AXT has its Asia headquarters in Beijing, China and manufacturing facilities in three separate locations in China. In addition, as part of its supply chain strategy, the company has partial ownership in ten companies in China producing raw materials for its manufacturing process. For more information, see AXT’s website at http://www.axt.com.

Note Regarding Use of Non-GAAP Financial Measures

As discussed above, the company provides certain non-GAAP financial measures that exclude stock-based compensation in addition to, and not as a substitute for, or because it believes that such information is superior to, financial measures calculated in accordance with GAAP. The company believes that non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance and provide better comparability with our peer companies, many of which also use similar non-GAAP financial measures. Further, the company believes that these non-GAAP financial measures offer an important analytical tool to help investors understand the company’s core operating results and trends. In addition, management uses non-GAAP financial measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark its performance externally against peer companies. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of the company’s non-GAAP financial measures as tools for comparison. The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business. A reconciliation of our GAAP consolidated financial statements to our non-GAAP consolidated financial statements is provided below.

AXT, Inc. Third Quarter 2022 Results
October 27, 2022

Forward-Looking Statements

The foregoing paragraphs contain forward-looking statements within the meaning of the Federal securities laws, including, for example, statements regarding the timing and completion of the proposed listing of shares of Tongmei on the STAR Market. Additional examples of forward-looking statements include statements regarding the market demand for our products, our growth prospects and opportunities for continued business expansion, including technology trends and new applications, our market opportunity, our ability to lead our industry, our relocation and our expectations with respect to our business prospects and financial results, including our gross margin performance, and our development of larger diameter substrates that we believe will enable the next generation of technology innovation across a number of end-markets. These forward-looking statements are based upon assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: the withdrawal, cancellations or requests for redemptions by private equity funds in China of investments in Tongmei, the administrative challenges in satisfying the requirements of various government agencies in China in connection with the investments in Tongmei and the listing of shares of Tongmei on the STAR Market, continued open access to companies to list shares on the STAR Market, investor enthusiasm for new listings of shares on the STAR Market and geopolitical tensions between China and the United States. Additional uncertainties and factors include, but are not limited to: the timing and receipt of significant orders; the cancellation of orders and return of product; emerging applications using chips or devices fabricated on our substrates; end-user acceptance of products containing chips or devices fabricated on our substrates; our ability to bring new products to market; product announcements by our competitors; the ability to control costs and improve efficiency; the ability to utilize our manufacturing capacity; product yields and their impact on gross margins; the relocation of manufacturing lines and ramping of production; possible factory shutdowns as a result of air pollution in China or COVID-19; COVID-19 or other outbreaks of a contagious disease; tariffs and other trade war issues; the financial performance of our partially owned supply chain companies; policies and regulations in China; and other factors as set forth in the company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

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FINANCIAL TABLES TO FOLLOW

AXT, Inc. Third Quarter 2022 Results
October 27, 2022

AXT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Revenue	$35,183	$34,576	$114,323	$99,661
Cost of revenue	20,401	23,075	70,798	64,386
Gross profit	14,782	11,501	43,525	35,275
Operating expenses:
Selling, general and administrative	6,576	6,476	19,719	17,841
Research and development	3,639	2,629	10,251	7,571
Total operating expenses	10,215	9,105	29,970	25,412
Income from operations	4,567	2,396	13,555	9,863
Interest expense, net	(299)	(44)	(670)	(55)
Equity in income of unconsolidated joint ventures	2,006	1,061	5,308	3,674
Other income, net	957	948	1,242	898
Income before provision for (benefit from) income taxes	7,231	4,361	19,435	14,380
Provision for (benefit from) income taxes	501	(135)	2,188	1,504
Net income	6,730	4,496	17,247	12,876
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	(971)	(696)	(2,777)	(1,266)
Net income attributable to AXT, Inc.	$5,759	$3,800	$14,470	$11,610
Net income attributable to AXT, Inc. per common share:
Basic	$0.14	$0.09	$0.34	$0.28
Diluted	$0.13	$0.09	$0.34	$0.27
Weighted-average number of common shares outstanding:
Basic	42,163	41,460	42,011	41,237
Diluted	42,982	42,678	42,718	42,710

AXT, Inc. Third Quarter 2022 Results
October 27, 2022

AXT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	September 30,	December 31,
	2022	2021

ASSETS
Current assets:
Cash and cash equivalents	$32,918	$36,763
Restricted cash	3,900	—
Short-term investments	7,207	5,419
Accounts receivable, net	38,131	34,839
Inventories	88,496	65,912
Prepaid expenses and other current assets	10,804	17,252
Total current assets	181,456	160,185
Long-term investments	4,196	9,576
Property, plant and equipment, net	152,727	142,415
Operating lease right-of-use assets	1,820	2,324
Other assets	21,577	17,941
Total assets	$361,776	$332,441
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,354	$16,649
Accrued liabilities	16,555	17,057
Short-term loan, related party	—	1,887
Bank loan	42,998	12,229
Total current liabilities	72,907	47,822
Noncurrent operating lease liabilities	1,384	1,935
Other long-term liabilities	2,128	2,453
Total liabilities	76,419	52,210

Redeemable noncontrolling interests	45,198	50,385

Stockholders’ equity:
Preferred stock	3,532	3,532
Common stock	43	43
Additional paid-in capital	234,532	231,622
Accumulated deficit	(15,500)	(29,970)
Accumulated other comprehensive income	(5,457)	6,302
Total AXT, Inc. stockholders’ equity	217,150	211,529
Noncontrolling interests	23,009	18,317
Total stockholders’ equity	240,159	229,846
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$361,776	$332,441

AXT, Inc. Third Quarter 2022 Results
October 27, 2022

AXT, INC.

Reconciliation of Statements of Operations Under GAAP and Non-GAAP

(Unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
GAAP gross profit	$14,782	$11,501	$43,525	$35,275
Stock compensation expense	51	188	277	263
Non-GAAP gross profit	$14,833	$11,689	$43,802	$35,538

GAAP operating expenses	$10,215	$9,105	$29,970	$25,412
Stock compensation expense	985	1,451	2,981	3,168
Non-GAAP operating expenses	$9,230	$7,654	$26,989	$22,244

GAAP income from operations	$4,567	$2,396	$13,555	$9,863
Stock compensation expense	1,036	1,639	3,258	3,431
Non-GAAP income from operations	$5,603	$4,035	$16,813	$13,294

GAAP net income	$5,759	$3,800	$14,470	$11,610
Stock compensation expense	1,036	1,639	3,258	3,431
Non-GAAP net income	$6,795	$5,439	$17,728	$15,041

GAAP net income per diluted share	$0.13	$0.09	$0.34	$0.27
Stock compensation expense per diluted share	$0.02	$0.04	$0.08	$0.08
Non-GAAP net income per diluted share	$0.16	$0.13	$0.41	$0.35

Shares used to compute diluted net income per share	42,982	42,678	42,718	42,710